Exhibit 10.2

HMN FINANCIAL, INC.

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT*

Full Name of Participant:
Number of Shares Covered:	Grant Date:
Vesting Schedule:
Vesting Date Date Specified in Section 3	Number of Share(s) Which Become Vested [All Shares]

This is a Restricted Stock Agreement (“Agreement”) between HMN Financial, Inc., a Delaware corporation (the “Company”), and the Participant identified in the table above.

RECITALS

WHEREAS, the Company maintains the HMN Financial, Inc. 2009 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company has appointed the Compensation Committee (the “Committee”) to administer the Plan and determine the Awards to be granted under the Plan; and

WHEREAS, the Committee or its designee has determined that the Participant is eligible to receive an Award under the Plan in the form of Restricted Stock;

NOW, THEREFORE, the Company and the Participant mutually agree as follows:

______________________

*   Any capitalized term used in this Agreement will have the meaning set forth in this Agreement (including the table at the beginning of this Agreement) or, if not defined in this Agreement, set forth in the Plan as it currently exists or as it is amended in the future.

TERMS AND CONDITIONS

1.	Issuance of Restricted Shares.

(a)	Subject to the terms and conditions of this Agreement, the Company has granted to the Participant Restricted Stock in the number of Shares specified at the beginning of this Agreement. Such Shares of Restricted Stock are subject to the restrictions provided for in this Agreement, and in the Plan, and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.” The terms “Restricted Shares” and “restricted stock” as used in this Agreement shall also be deemed to encompass all securities or other property (including cash) received or receivable by the Participant in replacement of or in exchange for the Restricted Shares originally issued under this Agreement pursuant to a recapitalization, reclassification, stock dividend, stock split, stock combination, Corporate Transaction or other relevant event. In any scenario in which the term “Restricted Shares” or “restricted stock” does encompass such other securities or other property, the restrictions applicable to such other securities or other property shall be evidenced and enforced to the greatest degree possible by means comparable to those prescribed in this Agreement for Shares subject to such restrictions, and where such measures are impracticable, by the Company’s retention or escrow of such other securities or other property until release to the Participant or forfeiture to the Company is called for by the terms of this Agreement or any replacement award agreement.

(b)	Each Restricted Share will be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Common Stock certificates issued in the name of the Participant. Any such Common Stock certificate will be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry will be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend will be delivered to the Participant or a Successor or a Transferee.

2.             Forfeiture and Transfer Restrictions.

(a)

Forfeiture. All unvested Restricted Shares will be forfeited by the Participant to the Company, and the Participant will thereafter have no right, title or interest whatsoever in such Restricted Shares, upon the earlier to occur of the following: (i) the Participant’s Service with the Company and its Affiliates is terminated for any reason, whether by the Company with or without cause, voluntarily or involuntarily by the Participant or otherwise, or (ii) the Company determines that the United States Department of the Treasury (“Treasury”) has completely sold, exercised or otherwise disposed of (A) the warrant to purchase 833,333 Shares that was issued by the Company to Treasury on December 23, 2008 (the “Warrant”) and (B) any Shares, other securities and/or other property (other than cash) acquired by Treasury upon the sale, exercise or other disposition of the Warrant, and that the net cash proceeds received by Treasury in connection therewith have not been sufficient to repay the unpaid balance, as of the date of this Agreement, of the of the $26,000,000 in financial assistance provided to the Company under the Troubled Asset Relief Program (the “Financial Assistance”) established under the Emergency Economic Stabilization Act of 2008, as amended (“EESA”). For purposes of this Agreement, “net cash proceeds” shall mean the cash proceeds received by Treasury net of the fees and costs incurred by Treasury in connection with the sale or other disposition of the Warrant, Shares, other securities and/or other property referenced in the preceding sentence, and net of any amount paid to exercise the Warrant.

(b)

Actions to Effectuate Forfeiture. The Company unilaterally may instruct the Company’s transfer agent to adjust the stock register of the Company to reflect the forfeiture of any Restricted Shares. If the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Participant must immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Participant must deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to the Participant a new certificate for any Shares which vested prior to forfeiture. For purposes of this Agreement, neither the transfer of the Participant between any combination of the Company and its Affiliates, nor a leave of absence granted to the Participant by the Company, will be deemed a termination of employment.

(c)	Limitation on Transfer. Until such time as the Restricted Shares have become vested under Section 3 of this Agreement, they may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of. Any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares contrary to the provisions hereof, and the levy of any attachment or similar process upon the Restricted Shares, will be void.

3.

Vesting. All of the Restricted Shares will cease to be subject to potential forfeiture and the transferability restrictions under Section 2 hereof on the date that 100% of the Financial Assistance has been repaid to Treasury. For purposes of this Agreement, the amount of such Financial Assistance that has been repaid shall be determined in the same manner as such repayment would be calculated for purposes of determining the percentage of “long-term restricted stock” awards that may become transferable under the Interim Final Rule (31 CFR Section 30.1) promulgated under Section 111 of EESA and the related guidance provided by Treasury in connection therewith (including the Frequently Asked Questions – Troubled Asset Relief Program Standards for Compensation and Corporate Governance). Restricted Shares that have so ceased to be subject to forfeiture and transferability restrictions are sometimes referred to as “vested” or as “Vested Shares” in this Agreement.

4.

Corporate Transaction. If a Corporate Transaction (as defined in the Plan and including for purposes of this Agreement any Change in Control described in Section 2(g)(3) of the Plan) occurs before the Restricted Shares have vested or been forfeited, the following provisions shall apply:

(a)

Repayment of Financial Assistance. If as a result of the Corporate Transaction, Treasury will be entitled to receive net cash proceeds sufficient to pay the then remaining unpaid balance of the Financial Assistance, then the Restricted Shares shall vest in full as of the closing of the Corporate Transaction.

(b)

Continuation, Assumption or Replacement of Award. If as a result of the Corporate Transaction, Treasury will not be entitled to receive net cash proceeds that are sufficient to pay the then remaining unpaid balance of the Financial Assistance, but in addition thereto will retain some or all of the Warrant (as it may have been adjusted to reflect the Corporate Transaction) or will retain or have received Shares, other securities or other non-cash property in exchange for the Warrant or Shares previously acquired upon exercise of the Warrant, then the definitive agreement governing the Corporate Transaction shall provide for the continuation, assumption or replacement of this Restricted Stock Award by the surviving or successor entity (or its parent entity) in such Corporate Transaction. For purposes of this Section 4, this Restricted Stock Award will be considered assumed or replaced if, in connection with the Corporate Transaction, either (i) the contractual obligations represented by this Award are expressly assumed by the surviving or successor entity (or its parent entity) with appropriate adjustments to the number and type of Restricted Shares subject to this Award that reflects the consideration to be received in the Corporate Transaction by holders of Shares generally and preserves the intrinsic value of this Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable restricted stock award that reflects the consideration to be received in the Corporate Transaction by holders of Shares generally and preserves the intrinsic value of this Award existing at the time of the Corporate Transaction and is subject to substantially similar terms and conditions, including the vesting condition, as this Award.

5.

Stockholder Rights. Except as otherwise specifically provided in this Agreement or the Plan, the Participant will have all the rights of a stockholder of the Company with respect to the Restricted Shares as of the Grant Date specified at the beginning of this Agreement. Any dividends or distributions, other than regular cash dividends, declared and paid with respect to Restricted Shares will be subject to the same risk of forfeiture and other restrictions as the underlying Restricted Shares.

6.

Tax Withholding. The parties hereto recognize that the Company or one of its Affiliates may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Participant elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Participant’s receipt of the Restricted Shares. The Participant agrees that, at such time, if the Company or its Affiliate is required to withhold such taxes, the Participant will promptly pay, in cash upon demand to the Company or the Subsidiary having such obligation, such amounts as will be necessary to satisfy such obligation. In lieu of all or any part of a cash payment from the Participant upon the vesting of the Restricted Shares, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) through a reduction in the number of Vested Shares delivered to the Participant or through a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

The Participant further acknowledges that the Company has directed the Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Participant may reside, and the tax consequences of the Participant’s death.

7.	Restrictive Legends and Stop-Transfer Orders.

(a)

Legends. Any certificate or certificates representing the Restricted Shares will bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b)

Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company will not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares will have been so transferred.

8.

Not Part of Employment Contract; Discontinuance of Employment. This Agreement awards Restricted Stock to the Participant, but does not impose any obligation on the Company to make any future grants or issue any future awards to the Participant or otherwise continue the participation of the Participant under the Plan. This Agreement will not give the Participant a right to continued employment or Service with the Company or any Affiliate, and the Company or Affiliate employing the Participant may terminate his or her Service and otherwise deal with the Participant without regard to the effect it may have upon him or her under this Agreement

By executing this Agreement, the Participant expressly acknowledges the above.

9.

Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan will be binding and conclusive upon the Company and the Participant. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

10.

Binding Effect. This Agreement will be binding in all respects on the heirs, representatives, successors and assigns of the Participant (and included for the sake of clarification, a Successor or Transferee of the Participant), and on the successors and assigns of the Company.

11.	Choice of Law. This Agreement is entered into under the laws of the State of Delaware and will be construed and interpreted thereunder (without regard to its conflict-of-law principles).

12.

Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance of the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance of these Restricted Shares and the administration of the Plan.

13.

Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

14.	Acknowledgment of Receipt of Copy. By execution hereof, the Participant acknowledges having received a copy of the Plan.

15.

No Right to Continued Employment. This Agreement will not give the Participant the right to continued employment or service with the Company or any Affiliate, and the Participant’s then employer may terminate the Participant’s employment or service at any time and otherwise deal with the Participant without regard to the effect it may have upon the Participant under this Agreement.

16.	Regulatory Compliance. Notwithstanding any other provision of this Agreement:

(a)

Any payment or benefit to be made or provided to the Participant pursuant to this Agreement shall be subject to and conditioned upon compliance with 12 CFR Part 359, “Golden Parachute and Indemnification Payments.”

(b)	Incorporated by reference herein are the terms required to be contained in employment contracts by 12 CFR Section 563.39.

IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the date of issuance specified at the beginning of this Agreement.

PARTICIPANT

HMN FINANCIAL, INC.

By:
Its